Exhibit 99.1

Liberator, Inc. Announces Availability of a White Paper on the Sexual Wellness Market by SmallcapInsights.com

Paper Describes the Industry's Rapid Growth as Major Retailers, Pharmacies and Online Stores Begin Embracing the Sexual Wellness Movement

ATLANTA, Jan. 31, 2012 /PRNewswire/ -- Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic high-growth and vertically integrated company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand, today announces the availability of a white paper on the growing market for sexual health and wellness products, by market analyst Arthur Goldgaber of SmallcapInsights.com.

Entitled "Growing Acceptance and Appeal of Sexual Wellness Category Boosts Sales," the white paper describes how numerous major health and wellness retailers, pharmacies and online stores have begun embracing the movement, especially in the last two to three years.

The white paper states, "From 2003 to 2008, executives at big chains like CVS stated that they had more than quadrupled the shelf space devoted to sex products.  With greater and more prominent retail space for sexual wellness products, sales for the category rose 31% from 2007 to 2009, according to research firm Mintel."

The report went on to state, "Even before selling the sexual wellness items at their brick-and-mortar stores, drugstores offered many of these products online for a decade or more. In fact, online sales of sexual wellness products on mainstream e-commerce sites continue to be robust. Well-known brand names appear in the top three positions when performing a Google search for "sexual wellness," including Amazon.com, Walgreens.com and Overstock.com. Nevertheless, many experts believe the sexual wellness category is in the early stages of consumer awareness and that its explosive growth will continue to gain consumer acceptance."

The report also highlights Liberator, Inc. and its unique line of Liberator® branded products as an example of a fast-growing company that has been at the forefront of the growing mainstream acceptance of sexual wellness products, especially among major publications like Men's Journal, Rolling Stone and Redbook, where the company's magazine ads regularly receive over 10 million monthly views.

To view the full white paper (free of charge, in PDF format), please visit: www.smallcapinsights.com.

About Liberator, Inc.

Liberator, Inc. is a dynamic high-growth and vertically integrated public company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator®

line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories.  Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. The company is known for cutting-edge advertising and product branding. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

Liberator operates an online retail e-commerce website at: www. Liberator .com and can be followed on Twitter at: www.twitter.com/Liberator.

SEC Section 17(b) Disclosure

SmallcapInsights.com is a wholly owned subsidiary of Trilogy Capital Partners, Inc. ("Trilogy"). Trilogy has been engaged by Liberator, Inc. ("LUVU") to provide investor relations services. Although the white paper described herein was commissioned and paid for by LUVU, the paper was generated independently by the author, and statements by the author are his own and not attributable to LUVU.  Readers are advised to review the white paper in its entirety, including the disclosures and disclaimers noted therein.

For full 17(b) disclosure please click here.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the company's current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.
Ronald Scott, Chief Financial Officer
770-246-6426
ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners
Darren Minton, President
Toll-free: (800) 592-6067
Email: info@trilogy-capital.com

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